SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 23, 2003
(To Prospectus dated June 19, 2003)


                                 CWABS, INC.
                                  Depositor

                                 Countrywide
                               Home Loans, Inc.
                                    Seller

                     Countrywide Home Loans Servicing LP
                               Master Servicer



                  Asset-Backed Certificates, Series 2003-BC5

                                 ------------

The Class 2-A-2
Certificates represent
obligations of the trust          The Class A-2-A Certificates
only and do not
represent an interest in          o   This supplement relates to the offering of the Class 2-A-2 Certificates of the
or obligation of                      series referenced above. This supplement does not contain complete
CWABS, Inc.,                          information about the offering of the Class 2-A-2 Certificates. Additional
Countrywide Home                      information is contained in the prospectus supplement dated September 23,
Loans, Inc.,                          2003 prepared in connection with the offering of the offered certificates of
Countrywide Home                      the series referenced above and in the prospectus of the depositor dated June
Loans Servicing LP or                 19, 2003. You are urged to read this supplement, the prospectus
any of their affiliates.              supplement and the prospectus in full.

                                  o   As of June 25, 2004, the certificate principal balance of the Class 2-A-2
This supplement may be                Certificates was approximately $214,375,000.
used to offer and sell the
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class 2-A-2 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

July 13, 2004

                               THE MORTGAGE POOL

     As of June 1, 2004 (the "Reference Date"), Loan Group 1 included approximately 717 Mortgage Loans having an aggregate Stated Principal Balance of approximately $103,584,891 and Loan Group 2 included approximately 1,975 Mortgage Loans having an aggregate Stated Principal Balance of approximately $303,370,502.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                              As of June 1, 2004
                                                                                      -----------------------------------
                                                                                        Loan Group           Loan Group
                                                                                            1                    2
                                                                                      -----------------------------------
Total Number of Mortgage Loans...................................................         717                1,975
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
       30 -59 days...............................................................         3.49%                3.44%
       60 - 89 days..............................................................         0.70%                0.86%
       90 days or more (excluding pending foreclosures)..........................         1.26%                1.72%
                                                                                          -----                -----
       Total Delinquencies.......................................................         5.44%                6.03%
                                                                                          =====                =====
Foreclosures Pending.............................................................         0.00%                0.0%
                                                                                          -----                -----
Total Delinquencies and foreclosures pending.....................................         5.44%                6.03%
                                                                                          =====                =====

------------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                              Delinquency and Foreclosure Experience
                                             -------------------------------------------------------------------------
                                                   As of December 31, 2000                As of December 31, 2001
                                             -----------------------------------  ------------------------------------
                                              Principal Balance     Percentage      Principal Balance      Percentage
                                             -------------------  --------------  ---------------------  -------------
Total Portfolio                               $7,867,335,642.62      100.00%        $9,081,242,926.99      100.00%
Delinquency Percentage
30-59 Days                                      $617,079,497.93        7.84%          $806,843,594.55        8.88%
60-89 Days                                       209,082,975.61        2.66%           255,443,513.99        2.81%
90+ Days                                          87,295,342.66        1.11%           103,605,792.49        1.14%
                                             ------------------   --------------  ---------------------  -------------
Sub-Total                                       $913,457,816.20       11.61%        $1,165,892,900.03       12.84%
                                             ------------------   --------------  ---------------------  -------------
Foreclosure Rate                                $231,465,019.95        2.94%          $356,652,093.38        3.93%
Bankruptcy Rate                                 $109,183,964.35        1.39%          $232,679,880.26        2.56%


                                                              Delinquency and Foreclosure Experience
                                             -------------------------------------------------------------------------
                                                As of December 31, 2003                     As of December 31, 2003
                                             -----------------------------------  ------------------------------------
                                              Principal Balance     Percentage      Principal Balance      Percentage
                                             -------------------  --------------  ---------------------  -------------
Total Portfolio                               $10,499,524,957.75     100.00%       $20,666,799,653.23      100.00%
Delinquency Percentage
30-59 Days                                       $776,262,182.66       7.39%         1,237,075,952.99        5.99%
60-89 Days                                        272,447,833.46       2.59%           369,166,558.52        1.79%
90+ Days                                         $112,192,108.56       1.07%           101,415,871.40         .49%
                                             ------------------   --------------  ---------------------  -------------
Sub-Total                                      $1,160,902,124.68      11.06%        $1,707,668,382.91        8.26%
                                             ------------------   --------------  ---------------------  -------------
Foreclosure Rate                                 $277,872,737.06       2.65%           322,168,334.41        1.56%
Bankruptcy Rate                                  $293,013,840.50       2.79%           305,504,468.46        1.48%

                                                  Delinquency and Foreclosure
                                                         Experience
                                             -----------------------------------
                                                    As of March 31, 2004
                                             -----------------------------------
                                              Principal Balance     Percentage
                                             -------------------  --------------
Total Portfolio                                 $29,161,649,073      100.00%
Delinquency Percentage
30-59 Days                                       $1,421,444,465        4.87%
60-89 Days                                          434,720,503        1.49%
90+ Days                                            158,310,237        0.54%
                                             ------------------   --------------
Sub-Total                                        $2,014,475,205        6.91%
                                             ------------------   --------------
Foreclosure Rate                                   $385,837,835        1.32%
Bankruptcy Rate                                    $384,005,661        1.32%


     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                 DESCRIPTION OF THE CLASS 2-A-2 CERTIFICATES

     The Class 2-A-2 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of June 25, 2004 (the "Certificate Date"), the certificate principal balance of the Class 2-A-2 Certificates was approximately $214,375,000 evidencing a beneficial ownership interest of approximately 53.80% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of $350,955,383 and evidenced in the aggregate a beneficial ownership interest of approximately 88.08% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $47,500,000 and evidenced in the aggregate a beneficial ownership interest of approximately 11.92% in the Trust Fund. For additional information with respect to the Class 2-A-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The June 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Tables" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six- month LIBOR remains constant at 1.84% per annum, and the level of One-Month LIBOR remains constant at 1.36% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is July 13, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

     For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes a constant prepayment rate ("CPR") of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a CPR of 23% per annum.

     The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

     For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 100% Prepayment Vector assumes 4% CPR in month 1, an additional 1/11th of 26% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 23, increasing to and remaining constant at 70% CPR from month 24 until month 27 and remaining constant at 35% CPR from month 28 and thereafter; provided, however, that the prepayment rate will not exceed 85% CPR in any period for a any given percentage or PV.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class 2-A-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

                            Percent of Certificate Principal Balance Outstanding

Adjustable Rate Mortgage Loans -        0%           80%            100%             120%            150%
(Percentages of the Prepayment          --           ---            ----             ----            ----
Model)

        Distribution Date
        -----------------
Initial Percent..................       100           100            100              100             100
July 25, 2005....................       100            86            77               67               56
July 25, 2006....................       100            53            39               26               16
July 25, 2007....................       100            42            32               21               11
July 25, 2008....................       100            32            22               15               9
July 25, 2009....................       100            24            15               10               5
July 25, 2010....................       100            18            11               6                3
July 25, 2011....................       100            13            8                4                1
July 25, 2012....................       100            10            5                3                1
July 25, 2013....................       100            8             4                2                0
July 25, 2014....................       100            6             3                1                0
July 25, 2015....................        98            4             2                0                0
July 25, 2016....................        95            3             1                0                0
July 25, 2017....................        91            2             0                0                0
July 25, 2018....................        86            2             0                0                0
July 25, 2019....................        83            1             0                0                0
July 25, 2020....................        78            1             0                0                0
July 25, 2021....................        74            0             0                0                0
July 25, 2022....................        69            0             0                0                0
July 25, 2023....................        65            0             0                0                0
July 25, 2024....................        60            0             0                0                0
July 25, 2025....................        55            0             0                0                0
July 25, 2026....................        50            0             0                0                0
July 25, 2027....................        45            0             0                0                0
July 25, 2028....................        38            0             0                0                0
July 25, 2029....................        32            0             0                0                0
July 25, 2030....................        25            0             0                0                0
July 25, 2031....................        17            0             0                0                0
July 25, 2032....................        9             0             0                0                0
July 25, 2033....................        0             0             0                0                0
Weighted Average Life (years)(1).      21.20          3.54         2.67             2.02              1.51
Weighted Average Life (years)(1)(2)    21.08          3.1a         2.32             1.73              1.28

     --------------------------
     (1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
     (2) To the Optional Termination Date

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class 2-A-2 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex B of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class 2-A-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 2-A-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

     Although the Exemptio n has been amended since January, 2003, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class 2-A-2 Certificates.

                                    RATINGS

     The Class 2-A-2 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Fitch Ratings See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Count rywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 2-A-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

                          CWABS 2003-BC5 Loan Group 1

Summary of Loans in Loan Group 1                                      Range
(as of Reference Date)                                                -----


Number of Mortgage Loans                                           717
Aggregate Balance                                         $103,584,891
Average Loan Balance                                          $144,470          $39,050  to  $494,588
Weighted Average Mortgage Rate                                   7.24%            5.00%  to    10.15%
Net Weighted Average Mortgage Rate                               6.35%            3.03%  to     9.64%
Adjustable Rate Mortgage Loan Characteristics
     Weighted Average Gross Margin                               6.38%            3.88%  to     9.89%
     Weighted Average Maximum Mortgage Rate                     13.75%           11.25%  to    17.15%
     Weighted Average Minimum Mortgage Rate                      7.29%            5.25%  to    10.15%
Weighted Average Original Term (months)                            343              120  to       360
Weighted Average Remaining Term (months)                           331              107  to       350
Weighted Average Loan-to-Value Ratio                            80.67%           26.32%  to   100.00%
Weighted Average FICO Score                                        617
                                                                40.93%


                                                 CWABS 2003-BC5 Loan Group 1



Mortgage Loan Programs

                                                Number of              Aggregate Principal        Percent Of Aggregate
Description                                     Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
2-Year/28-Year LIBOR                            332                            $47,731,635                       46.08 %
3-Year/27-Year LIBOR                            112                            $17,400,926                        16.8
5-Year/25-Year LIBOR                            1                                 $103,279                         0.1
FIXED 10-Year                                   4                                 $316,642                        0.31
FIXED 15-Year                                   35                              $4,266,391                        4.12
FIXED 20-Year                                   20                              $2,736,004                        2.64
FIXED 25-Year                                   2                                 $588,603                        0.57
FIXED 30-Year                                   191                            $27,114,176                       26.18
FIXED 30/15 -Year Balloon                       20                              $3,327,235                        3.21
----------------------------------------------------------------------------------------------------------------------
Total                                           717                           $103,584,891                         100 %
----------------------------------------------------------------------------------------------------------------------





Mortgage Loan Principal Balances

Range of Mortgage Loan                          Number of              Aggregate Principal        Percent Of Aggregate
Principal Balances ($)                          Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
$25000.01 - $50000                              13                                $611,819                        0.59 %
$50000.01 - $75000                              94                              $5,947,673                        5.74
$75000.01 - $100000                             129                            $11,237,447                       10.85
$100000.01 - $ 150000                           216                            $26,497,117                       25.58
$150000.01 - $ 200000                           122                            $20,718,499                          20
$200000.01 - $ 250000                           70                             $15,351,043                       14.82
$250000.01 - $ 300000                           34                              $9,328,892                        9.01
$300000.01 - $ 350000                           19                              $6,087,354                        5.88
$350000.01 - $ 400000                           14                              $5,167,058                        4.99
$400000.01 - $ 450000                           4                               $1,673,342                        1.62
$450000.01 - $ 500000                           2                                 $964,646                        0.93
----------------------------------------------------------------------------------------------------------------------
Total                                           717                           $103,584,891                         100 %
----------------------------------------------------------------------------------------------------------------------


                                                 CWABS 2003-BC5 Loan Group 1

Mortgage Rates


Range of Mortgage                               Number of              Aggregate Principal        Percent Of Aggregate
Rates (%)                                       Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
4.501 - 5.000                                   1                                 $122,057                        0.12 %
5.001 - 5.500                                   5                               $1,014,911                        0.98
5.501 - 6.000                                   28                              $5,333,856                        5.15
6.001 - 6.500                                   67                             $11,523,876                       11.13
6.501 - 7.000                                   189                            $30,811,516                       29.75
7.001 - 7.500                                   158                            $23,279,883                       22.47
7.501 - 8.000                                   135                            $17,235,313                       16.64
8.001 - 8.500                                   69                              $7,630,686                        7.37
8.501 - 9.000                                   40                              $4,455,777                         4.3
9.001 - 9.500                                   15                              $1,344,268                         1.3
9.501 - 10.000                                  8                                 $580,477                        0.56
10.001 - 10.500                                 2                                 $252,274                        0.24
----------------------------------------------------------------------------------------------------------------------
Total                                           717                           $103,584,891                         100 %
----------------------------------------------------------------------------------------------------------------------




Months Remaining to Maturity

Range of Months                                 Number of              Aggregate Principal        Percent Of Aggregate
Remaining to Maturity                           Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
1 - 120                                         4                                 $316,642                        0.31 %
121 - 180                                       55                              $7,593,626                        7.33
181 - 300                                       22                              $3,324,607                        3.21
301 - 360                                       636                            $92,350,016                       89.15
----------------------------------------------------------------------------------------------------------------------
Total                                           717                           %103,584,891                         100 %
----------------------------------------------------------------------------------------------------------------------



Loan-to-Value Ratios

Range of                                        Number of              Aggregate Principal        Percent Of Aggregate
Loan-to-Value Ratios (%)                        Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
50.00 or Less                                   20                              $2,171,726                         2.1 %
50.01-55.00                                     9                               $1,421,151                        1.37
55.01-60.00                                     13                              $1,411,360                        1.36
60.01-65.00                                     18                              $2,784,034                        2.69
65.01-70.00                                     32                              $5,254,335                        5.07
70.01-75.00                                     61                              $8,970,747                        8.66
75.01-80.00                                     249                            $35,815,539                       34.58
80.01-85.00                                     105                            $15,174,241                       14.65
85.01-90.00                                     163                            $23,118,083                       22.32
90.01-95.00                                     41                              $6,676,854                        6.45
95.01-100.00                                    6                                 $786,820                        0.76
----------------------------------------------------------------------------------------------------------------------
Total                                           717                           $103,584,891                         100 %
----------------------------------------------------------------------------------------------------------------------


                                                 CWABS 2003-BC5 Loan Group 1


State Distribution of Mortgaged Properties


                                                Number of              Aggregate Principal        Percent Of Aggregate
State                                           Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
Arizona                                         21                             $2,843,094                         2.74 %
California                                      145                           $28,836,100                        27.84
Colorado                                        6                                $947,735                         0.91
Connecticut                                     5                                $860,415                         0.83
Delaware                                        3                                $500,445                         0.48
Florida                                         101                           $12,332,949                        11.91
Georgia                                         13                             $1,489,492                         1.44
Idaho                                           3                                $260,340                         0.25
Illinois                                        34                             $4,629,424                         4.47
Indiana                                         20                             $1,945,441                         1.88
Iowa                                            5                                $434,446                         0.42
Kansas                                          11                               $882,056                         0.85
Kentucky                                        7                                $747,376                         0.72
Louisiana                                       3                                $334,202                         0.32
Maine                                           2                                $316,918                         0.31
Maryland                                        9                              $1,722,811                         1.66
Massachusetts                                   11                             $2,494,806                         2.41
Michigan                                        28                             $3,025,565                         2.92
Minnesota                                       10                             $1,582,657                         1.53
Mississippi                                     5                                $327,275                         0.32
Missouri                                        16                             $1,852,179                         1.79
Nevada                                          8                                $841,664                         0.81
New Hampshire                                   5                                $679,908                         0.66
New Jersey                                      19                             $3,771,345                         3.64
New York                                        24                             $4,279,047                         4.13
North Carolina                                  9                              $1,169,282                         1.13
Ohio                                            42                             $5,163,169                         4.98
Oklahoma                                        4                                $403,405                         0.39
Oregon                                          8                              $1,036,777                            1
Pennsylvania                                    19                             $2,717,853                         2.62
Rhode Island                                    2                                $272,386                         0.26
South Carolina                                  8                              $1,118,467                         1.08
Tennessee                                       13                             $1,172,524                         1.13
Texas                                           40                             $4,348,587                          4.2
Utah                                            3                                $403,138                         0.39
Virginia                                        27                             $3,995,960                         3.86
Washington                                      18                             $2,948,305                         2.85
Wisconsin                                       9                                $822,105                         0.79
Wyoming                                         1                                 $75,240                         0.07
----------------------------------------------------------------------------------------------------------------------
Total                                           717                          $103,584,891                          100 %
----------------------------------------------------------------------------------------------------------------------


                                                 CWABS 2003-BC5 Loan Group 1

                                                      FICO Credit Score

Range of                                        Number of              Aggregate Principal        Percent Of Aggregate
FICO Credit Scores                              Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
801 - 820                                       1                                  $74,088                        0.07 %
781 - 800                                       2                                 $473,320                        0.46
761 - 780                                       3                                 $362,416                        0.35
741 - 760                                       10                              $1,282,480                        1.24
721 - 740                                       11                              $1,877,641                        1.81
701 - 720                                       18                              $2,563,533                        2.47
681 - 700                                       29                              $4,451,328                         4.3
661 - 680                                       52                              $7,065,979                        6.82
641 - 660                                       87                             $13,508,121                       13.04
621 - 640                                       115                            $17,325,606                       16.73
601 - 620                                       105                            $15,119,747                       14.60
581 - 600                                       84                             $11,672,184                       11.27
561 - 580                                       98                             $13,721,847                       13.25
541 - 560                                       57                              $7,825,010                        7.55
521 - 540                                       30                              $4,212,594                        4.07
501 - 520                                       15                              $2,048,998                        1.98
----------------------------------------------------------------------------------------------------------------------
Total                                           717                           $103,584,891                      100.00 %
----------------------------------------------------------------------------------------------------------------------




                                                Type of Mortgaged Properties

                                                Number of              Aggregate Principal        Percent Of Aggregate
Property Type                                   Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
Single-Family Detached                          527                            $74,592,647                       72.01 %
Planned Unit Development                        62                              $9,807,051                        9.47
Two Family Home                                 34                              $6,041,849                        5.83
Condominium                                     37                              $4,271,690                        4.12
Single Family Residence                         26                              $4,198,190                        4.05
Three Family Home                               9                               $1,539,270                        1.49
PUD Attached                                    6                               $1,253,644                        1.21
Manufactured Housing (1)                        6                                 $699,957                        0.68
Single-Family Attached                          5                                 $574,749                        0.55
Four Family Home                                3                                 $362,665                        0.35
High Rise Condominium                           2                                 $243,180                        0.23
----------------------------------------------------------------------------------------------------------------------
Total                                           717                           $103,584,891                      100.00 %
----------------------------------------------------------------------------------------------------------------------
(1) Treated as real property



                                                        Loan Purpose

                                                Number of              Aggregate Principal        Percent Of Aggregate
Loan Purpose                                    Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
Refinance - Cash Out                            477                            $70,148,618                       67.72 %
Purchase                                        166                            $22,938,823                       22.14
Refinance - Rate/Term                           74                             $10,497,450                       10.13
----------------------------------------------------------------------------------------------------------------------
Total                                           717                           $103,584,891                      100.00 %
----------------------------------------------------------------------------------------------------------------------


                                                 CWABS 2003-BC5 Loan Group 1

Occupancy Types


                                                Number of              Aggregate Principal        Percent Of Aggregate
Occupancy Type                                  Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
Owner Occupied                                  675                            $98,949,382                       95.52 %
Non-Owner Occupied                              39                              $4,255,224                        4.11
Second Home                                     3                                 $380,285                        0.37
----------------------------------------------------------------------------------------------------------------------
Total                                           717                           $103,584,891                         100 %
----------------------------------------------------------------------------------------------------------------------





Gross Margin
(for Adjustable Rate Mortgage Loans in Group 1)

Range of Gross                                  Number of              Aggregate Principal        Percent Of Aggregate
Margins (%)                                     Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
3.001 - 4.000                                   1                                 $127,025                        0.19 %
4.001 - 5.000                                   20                              $3,821,911                        5.86
5.001 - 6.000                                   159                            $24,901,651                       38.17
6.001 - 7.000                                   158                            $22,469,431                       34.44
7.001 - 8.000                                   82                             $10,901,081                       16.71
8.001 - 9.000                                   20                              $2,487,832                        3.81
9.001 - 10.000                                  5                                 $526,909                        0.81
----------------------------------------------------------------------------------------------------------------------
Total                                           445                         $65,235,840.00                         100 %
----------------------------------------------------------------------------------------------------------------------


                                                 CWABS 2003-BC5 Loan Group 1

Next Adjustment Date
(for Adjustable Rate Mortgage Loans in Group 1)


Next Adjustment                                 Number of              Aggregate Principal        Percent Of Aggregate
Date                                            Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
February 2005                                   1                                 $314,775                        0.48 %
April 2005                                      3                                 $524,929                        0.8
May 2005                                        67                              $9,905,124                       15.18
June 2005                                       159                            $24,052,782                       36.87
July 2005                                       99                             $12,520,411                       19.19
August 2005                                     3                                 $413,614                        0.63
November 2005                                   1                                  $78,955                        0.12
February 2006                                   1                                 $213,310                        0.33
March 2006                                      1                                 $201,848                        0.31
April 2006                                      4                                 $711,973                        1.09
May 2006                                        21                              $3,484,993                        5.34
June 2006                                       81                             $12,231,738                       18.75
July 2006                                       3                                 $478,108                        0.73
June 2008                                       1                                 $103,279                        0.16
----------------------------------------------------------------------------------------------------------------------
Total                                           445                            $65,235,840                         100 %
----------------------------------------------------------------------------------------------------------------------



Maximum Mortgage Rate
(for Adjustable Rate Mortgage Loans in Group 1)

Range of Maximum                                Number of              Aggregate Principal        Percent Of Aggregate
Mortgage Rates                                  Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
11.001 - 11.500                                 3                                 $445,921                        0.68 %
11.501 - 12.000                                 10                              $1,433,966                        2.2
12.001 - 12.500                                 19                              $3,109,486                        4.77
12.501 - 13.000                                 71                             $11,287,908                       17.3
13.001 - 13.500                                 82                             $12,303,480                       18.86
13.501 - 14.000                                 90                             $14,588,980                       22.36
14.001 - 14.500                                 79                             $10,923,068                       16.74
14.501 - 15.000                                 52                              $6,584,741                       10.09
15.001 - 15.500                                 19                              $2,337,611                        3.58
15.501 - 16.000                                 10                              $1,363,407                        2.09
16.001 - 16.500                                 5                                 $426,932                        0.65
16.501 - 17.000                                 4                                 $256,282                        0.39
17.000 - 17.500                                 1                                 $174,057                        0.27
----------------------------------------------------------------------------------------------------------------------
Total                                           445                            $65,235,840                         100 %
----------------------------------------------------------------------------------------------------------------------


                                                 CWABS 2003-BC5 Loan Group 1

Initial Periodic Rate Cap
(for Adjustable Rate Mortgage Loans in Group 1)

Initial Periodic Rate                           Number of              Aggregate Principal        Percent Of Aggregate
Cap (%)                                         Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
1                                               2                                 $316,918                        0.49 %
1.5                                             168                            $27,836,909                       42.67
3                                               274                            $36,978,734                       56.68
5                                               1                                 $103,279                        0.16
----------------------------------------------------------------------------------------------------------------------
Total                                           445                            $65,235,840                         100 %
----------------------------------------------------------------------------------------------------------------------


Subsequent Periodic Rate Cap
(for Adjustable Rate Mortgage Loans in Group 1)

Subsequent Periodic                             Number of              Aggregate Principal        Percent Of Aggregate
Rate Cap (%)                                    Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
1                                               264                            $35,581,465                       54.54 %
1.5                                             181                            $29,654,375                       45.46
----------------------------------------------------------------------------------------------------------------------
Total                                           445                            $65,235,840                         100 %
----------------------------------------------------------------------------------------------------------------------


Minimum Mortgage Rate
(for Adjustable Rate Mortgage Loans in Group 1)

Range of Minimum                                Number of              Aggregate Principal        Percent Of Aggregate
Mortgage Rates                                  Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
5.001 - 6.000                                   26                              $4,558,250                        6.99 %
6.001 - 7.000                                   141                            $23,994,766                       36.78
7.001 - 8.000                                   186                            $26,266,301                       40.26
8.001 - 9.000                                   74                              $8,808,722                       13.5
9.001 - 10.000                                  16                              $1,355,527                        2.08
10.001 - 11.000                                 2                                 $252,274                        0.39
----------------------------------------------------------------------------------------------------------------------
Total                                           445                            $65,235,840                        100 %
----------------------------------------------------------------------------------------------------------------------

                                                 CWABS 2003-BC5 Loan Group 2

Summary of Loans in Loan Group 2
(As of Reference Date)                                                 Range
                                                                       -----

Number of Mortgage Loans                              1,975
Aggregate Balance                              $302,370,502
Average Loan Balance                               $153,099                    $34,866 to $642,828
Weighted Average Mortgage Rate                        7.24%                        4.88% to 11.05%
Net Weighted Average Mortgage Rate                    6.40%                        2.96% to 10.24%
Adjustable Rate Mortgage Loan Characteristics
     Weighted Average Gross Margin                    6.31%                         2.00% to 9.80%
     Weighted Average Maximum Mortgage Rate          13.69%                       10.88% to 17.08%
     Weighted Average Minimum Mortgage Rate           7.22%                        2.88% to 11.05%
     Weighted Average Original Term (months)            355                             120 to 360
Weighted Average Remaining Term (months)                343                             105 to 350
Weighted Average Loan-to-Value Ratio                 80.72%                      20.36% to 100.00%
Weighted Average FICO Score                             623

                                                 CWABS 2003-BC5 Loan Group 2



Mortgage Loan Programs

                                                Number of              Aggregate Principal        Percent Of Aggregate
Description                                     Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------

2-Year/13-Year LIBOR                            1                                  $50,545                        0.02 %
2-Year/28-Year LIBOR                            932                           $147,623,934                       48.82
3-Year/10-Year LIBOR                            1                                  $68,664                        0.02
3-Year/27-Year LIBOR                            391                            $60,613,437                       20.05
5-Year/10-Year LIBOR                            1                                 $100,253                        0.03
5-Year/25-Year LIBOR                            8                               $1,343,584                        0.44
FIXED 10-Year                                   6                                 $342,701                        0.11
FIXED 15-Year                                   48                              $4,488,646                        1.48
FIXED 20-Year                                   18                              $1,504,241                        0.5
FIXED 25-Year                                   1                                 $161,599                        0.05
FIXED 30-Year                                   547                            $83,801,330                       27.71
FIXED 30/15 -Year Balloon                       20                              $2,187,314                        0.72
FIXED 30/25 -Year Balloon                       1                                  $84,253                        0.03
----------------------------------------------------------------------------------------------------------------------
Total                                           1,975                         $302,370,502                         100 %
----------------------------------------------------------------------------------------------------------------------


Mortgage Loan Principal Balances

Range of Mortgage Loan                          Number of              Aggregate Principal        Percent Of Aggregate
Principal Balances ($)                          Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
$25000.01 - $50000                              36                              $1,599,433                        0.53 %
$50000.01 - $75000                              246                            $15,665,606                        5.18
$75000.01 - $100000                             305                            $26,718,487                        8.84
$100000.01 - $ 150000                           586                            $71,837,957                       23.76
$150000.01 - $ 200000                           340                            $58,298,365                       19.28
$200000.01 - $ 250000                           214                            $47,649,772                       15.76
$250000.01 - $ 300000                           114                            $30,780,854                       10.18
$300000.01 - $ 350000                           60                             $19,459,255                        6.44
$350000.01 - $ 400000                           37                             $13,753,894                        4.55
$400000.01 - $ 450000                           24                             $10,051,671                        3.32
$450000.01 - $ 500000                           9                               $4,369,401                        1.45
$500000.01 - $ 550000                           3                               $1,542,979                        0.51
$600000.01 - $ 650000                           1                                 $642,828                        0.21
----------------------------------------------------------------------------------------------------------------------
Total                                           1,975                         $302,370,502                         100 %
----------------------------------------------------------------------------------------------------------------------


                                                 CWABS 2003-BC5 Loan Group 2

Mortgage Rates

Range of Mortgage                               Number of              Aggregate Principal        Percent Of Aggregate
Rates (%)                                       Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
4.501 - 5.000                                   2                                 $310,432                         0.1 %
5.001 - 5.500                                   12                              $1,826,243                         0.6
5.501 - 6.000                                   70                             $13,299,763                         4.4
6.001 - 6.500                                   225                            $43,975,264                        14.54
6.501 - 7.000                                   534                            $91,245,053                        30.18
7.001 - 7.500                                   372                            $54,749,363                        18.11
7.501 - 8.000                                   370                            $51,250,000                        16.95
8.001 - 8.500                                   197                            $24,786,203                         8.2
8.501 - 9.000                                   133                            $15,791,829                         5.22
9.001 - 9.500                                   40                              $3,745,966                         1.24
9.501 - 10.000                                  14                              $1,035,944                         0.34
10.001 - 10.500                                 4                                 $253,908                         0.08
10.501 - 11.000                                 1                                  $55,734                         0.02
11.001 - 11.500                                 1                                  $44,800                         0.01
----------------------------------------------------------------------------------------------------------------------
Total                                           1,975                         $302,370,502                          100 %
----------------------------------------------------------------------------------------------------------------------



Months Remaining to Maturity


Range of                                        Number of              Aggregate Principal        Percent Of Aggregate
Months Remaining to Maturity                    Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
1 - 120                                         7                                 $411,366                        0.14 %
121 - 180                                       70                              $6,826,758                        2.26
181 - 300                                       20                              $1,750,093                        0.58
301 - 360                                       1,878                         $293,382,285                       97.03
----------------------------------------------------------------------------------------------------------------------
Total                                           1,975                         $302,370,502                         100 %
----------------------------------------------------------------------------------------------------------------------


Loan-to-Value Ratios

Range of                                        Number of              Aggregate Principal        Percent Of Aggregate
Loan-to-Value Ratios (%)                        Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
50.00 or Less                                   44                              $4,795,380                 1.59 %
50.01-55.00                                     25                              $3,150,700                 1.04
55.01-60.00                                     33                              $5,262,046                 1.74
60.01-65.00                                     58                              $8,792,467                 2.91
65.01-70.00                                     94                             $15,876,423                 5.25
70.01-75.00                                     157                            $21,634,818                 7.16
75.01-80.00                                     739                           $114,191,814                37.77
80.01-85.00                                     281                            $42,983,064                14.22
85.01-90.00                                     437                            $69,411,588                22.96
90.01-95.00                                     71                             $11,078,999                 3.66
95.01-100.00                                    36                              $5,193,203                 1.72
----------------------------------------------------------------------------------------------------------------------
Total                                           1,975                         $302,370,502                 100 %
----------------------------------------------------------------------------------------------------------------------


                                                 CWABS 2003-BC5 Loan Group 2


State Distribution of Mortgaged Properties

                                                Number of              Aggregate Principal        Percent Of Aggregate
State                                           Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
Alabama                                         6                                 $566,360                        0.19 %
Alaska                                          1                                  $59,546                        0.02
Arizona                                         50                              $5,934,875                        1.96
Arkansas                                        5                                 $554,370                        0.18
California                                      396                            $87,285,285                       28.87
Colorado                                        41                              $6,705,863                        2.22
Connecticut                                     22                              $3,642,672                        1.20
Delaware                                        4                                 $455,043                        0.15
Florida                                         251                            $35,888,526                       11.87
Georgia                                         38                              $5,279,916                        1.75
Hawaii                                          3                                 $456,247                        0.15
Idaho                                           16                              $1,735,668                        0.57
Illinois                                        98                             $14,811,549                        4.90
Indiana                                         71                              $7,269,503                        2.40
Iowa                                            7                                 $540,922                        0.18
Kansas                                          11                              $1,553,471                        0.51
Kentucky                                        24                              $2,890,181                        0.96
Louisiana                                       16                              $1,558,844                        0.52
Maine                                           1                                 $183,100                        0.06
Maryland                                        30                              $5,966,836                        1.97
Massachusetts                                   37                              $7,421,186                        2.45
Michigan                                        56                              $6,035,722                        2.00
Minnesota                                       33                              $5,505,883                        1.82
Mississippi                                     7                                 $851,674                        0.28
Missouri                                        38                              $4,254,171                        1.41
Montana                                         1                                  $84,267                        0.03
Nebraska                                        5                                 $627,596                        0.21
Nevada                                          29                              $4,466,786                        1.48
New Hampshire                                   2                                 $401,477                        0.13
New Jersey                                      41                              $7,615,785                        2.52
New Mexico                                      2                                 $133,098                        0.04
New York                                        50                              $9,440,484                        3.12
North Carolina                                  31                              $3,714,984                        1.23
North Dakota                                    1                                  $68,855                        0.02
Ohio                                            98                             $11,101,406                        3.67
Oklahoma                                        12                              $1,345,418                        0.44
Oregon                                          21                              $2,657,154                        0.88
Pennsylvania                                    55                              $6,518,725                        2.16
Rhode Island                                    11                              $1,578,623                        0.52
South Carolina                                  17                              $2,165,104                        0.72
South Dakota                                    1                                 $105,473                        0.03
Tennessee                                       42                              $4,353,259                        1.44
Texas                                           119                            $13,220,618                        4.37
Utah                                            22                              $2,927,637                        0.97
Vermont                                         1                                 $121,352                        0.04
Virginia                                        65                             $10,431,744                        3.45
Washington                                      52                              $7,709,329                        2.55
West Virginia                                   3                                 $334,360                        0.11
Wisconsin                                       31                              $3,722,176                        1.23
Wyoming                                         1                                 $117,376                        0.04
----------------------------------------------------------------------------------------------------------------------
Total                                           1,975                         $302,370,502                         100 %
----------------------------------------------------------------------------------------------------------------------


                                                 CWABS 2003-BC5 Loan Group 2


FICO Credit Score Range

                                                Number of              Aggregate Principal        Percent Of Aggregate
FICO Credit Score                               Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
781 - 800                                       1                                 $113,926                        0.04 %
761 - 780                                       13                              $2,473,024                        0.82
741 - 760                                       21                              $3,925,243                         1.3
721 - 740                                       43                              $6,975,074                        2.31
701 - 720                                       56                              $8,271,933                        2.74
681 - 700                                       107                            $16,675,186                        5.51
661 - 680                                       187                            $29,665,119                        9.81
641 - 660                                       258                            $38,535,779                       12.74
621 - 640                                       292                            $42,732,093                       14.13
601 - 620                                       303                            $49,728,503                       16.45
581 - 600                                       236                            $38,132,963                       12.61
561 - 580                                       206                            $29,378,451                        9.72
541 - 560                                       139                            $19,352,755                         6.4
521 - 540                                       79                             $11,173,325                         3.7
501 - 520                                       34                              $5,237,127                        1.73
----------------------------------------------------------------------------------------------------------------------
Total                                           1,975                         $302,370,502                         100 %
----------------------------------------------------------------------------------------------------------------------


Type of Mortgaged Properties

                                                Number of              Aggregate Principal        Percent Of Aggregate
Property Type                                   Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
Single-Family Detached                          1,496                         $225,953,501                       74.73 %
Planned Unit Development                        154                            $25,744,476                        8.51
Condominium                                     109                            $15,316,876                        5.07
Two Family Home                                 73                             $12,644,963                        4.18
Single Family Residence                         72                             $12,057,102                        3.99
Three Family Home                               13                              $2,848,075                        0.94
Single-Family Attached                          21                              $2,131,519                        0.7
Four Family Home                                11                              $2,020,891                        0.67
PUD Attached                                    11                              $1,697,599                        0.56
Manufactured Housing(1)                         11                              $1,196,322                        0.4
High Rise Condominium                           4                                 $759,179                        0.25
----------------------------------------------------------------------------------------------------------------------
Total                                           1,975                         $302,370,502                         100 %
----------------------------------------------------------------------------------------------------------------------
(1) Treated as real property

Loan Purpose

                                                Number of              Aggregate Principal        Percent Of Aggregate
Loan Purpose                                    Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
Refinance - Cash Out                            1,223                         $191,248,051                       63.25 %
Purchase                                        527                            $78,843,267                       26.08
Refinance - Rate/Term                           225                            $32,279,184                       10.68
----------------------------------------------------------------------------------------------------------------------
Total                                           1,975                         $302,370,502                         100 %
----------------------------------------------------------------------------------------------------------------------


                                                 CWABS 2003-BC5 Loan Group 2


Occupancy Types

                                                Number of              Aggregate Principal        Percent Of Aggregate
Occupancy Type                                  Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
Owner Occupied                                  1,862                         $288,559,278                       95.43 %
Non-Owner Occupied                              97                             $12,285,948                        4.06
Second Home                                     16                              $1,525,276                         0.5
----------------------------------------------------------------------------------------------------------------------
Total                                           1,975                         $302,370,502                         100 %
----------------------------------------------------------------------------------------------------------------------




Gross Margin
(for Adjustable Rate Mortgage Loans in Group 2)


Range of Gross                                  Number of              Aggregate Principal        Percent Of Aggregate
Margin (%)                                      Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
1.001 - 2.000                                   1                                 $374,983                        0.18 %
2.001 - 3.000                                   1                                 $191,176                        0.09
3.001 - 4.000                                   3                                 $769,552                        0.37
4.001 - 5.000                                   52                             $10,356,483                        4.94
5.001 - 6.000                                   492                            $80,011,196                       38.14
6.001 - 7.000                                   544                            $84,712,171                       40.38
7.001 - 8.000                                   174                            $24,656,216                       11.75
8.001 - 9.000                                   62                              $7,999,990                        3.81
9.001 - 10.000                                  5                                 $728,650                        0.35
----------------------------------------------------------------------------------------------------------------------
Total                                           1334                          $209,800,417                         100 %
----------------------------------------------------------------------------------------------------------------------


                                                 CWABS 2003-BC5 Loan Group 2




Next Adjustment Date
(for Adjustable Rate Mortgage Loans in Group 2)


                                                Number of              Aggregate Principal        Percent Of Aggregate
Next Adjustment Date                            Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
July 2004                                       1                                  $62,556                        0.03 %
October 2004                                    1                                  $90,368                        0.04
March 2005                                      1                                 $185,471                        0.09
April 2005                                      13                              $2,557,976                        1.22
May 2005                                        142                            $20,740,431                        9.89
June 2005                                       489                            $79,155,000                       37.73
July 2005                                       279                            $43,468,463                       20.72
August 2005                                     7                               $1,414,213                        0.67
January 2006                                    2                                 $652,390                        0.31
February 2006                                   1                                 $376,850                        0.18
March 2006                                      9                               $1,147,345                        0.55
April 2006                                      29                              $5,673,856                         2.7
May 2006                                        73                             $10,671,076                        5.09
June 2006                                       267                            $40,633,384                       19.37
July 2006                                       10                              $1,286,251                        0.61
August 2006                                     1                                 $240,951                        0.11
May 2008                                        3                                 $768,314                        0.37
June 2008                                       3                                 $394,171                        0.19
July 2008                                       3                                 $281,352                        0.13
----------------------------------------------------------------------------------------------------------------------
Total                                           1334                          $209,800,417                         100 %
----------------------------------------------------------------------------------------------------------------------


Maximum Mortgage Rate
(for Adjustable Rate Mortgage Loans in Group 2)


Range of Mazimum                                Number of              Aggregate Principal        Percent Of Aggregate
Mortgage Rates                                  Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
10.501 - 11.000                                 2                                 $383,776                        0.18 %
11.001 - 11.500                                 10                              $1,655,621                        0.79
11.501 - 12.000                                 25                              $4,567,759                        2.18
12.001 - 12.500                                 83                             $16,495,052                        7.86
12.501 - 13.000                                 256                            $45,538,686                       21.71
13.001 - 13.500                                 170                            $27,780,985                       13.24
13.501 - 14.000                                 269                            $42,441,638                       20.23
14.001 - 14.500                                 224                            $30,708,029                       14.64
14.501 - 15.000                                 164                            $23,334,364                       11.12
15.001 - 15.500                                 67                              $9,416,011                        4.49
15.501 - 16.000                                 50                              $6,421,712                        3.06
16.001 - 16.500                                 9                                 $729,086                        0.35
16.501 - 17.000                                 3                                 $216,975                         0.1
17.000 - 17.500                                 2                                 $110,725                        0.05
----------------------------------------------------------------------------------------------------------------------
Total                                           1334                          $209,800,417                         100 %
----------------------------------------------------------------------------------------------------------------------


                                                 CWABS 2003-BC5 Loan Group 2


Initial Periodic Rate Cap
(for Adjustable Rate Mortgage Loans in Group 2)


Initial Periodic Rate                           Number of              Aggregate Principal        Percent Of Aggregate
Cap (%)                                         Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
1                                               1                                 $101,317                        0.05 %
1.5                                             546                            $88,171,053                       42.03
2                                               1                                  $62,556                        0.03
3                                               778                           $120,122,971                       57.26
5                                               8                               $1,342,520                        0.64
----------------------------------------------------------------------------------------------------------------------
Total                                           1334                          $209,800,417                         100 %
----------------------------------------------------------------------------------------------------------------------


Subsequent Periodic Rate Cap
(for Adjustable Rate Mortgage Loans in Group 2)


Subsequent Periodic                             Number of              Aggregate Principal        Percent Of Aggregate
Rate Cap (%)                                    Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
1                                               756                           $116,797,316                       55.67 %
1.5                                             578                            $93,003,101                       44.33
----------------------------------------------------------------------------------------------------------------------
Total                                           1334                          $209,800,417                         100 %
----------------------------------------------------------------------------------------------------------------------


Minimum Mortgage Rate
(for Adjustable Rate Mortgage Loans in Group 2)


Range of Minimum                                Number of              Aggregate Principal        Percent Of Aggregate
Mortgage Rates                                  Mortgage Loans         Balance Outstanding        Principal Balance
----------------------------------------------------------------------------------------------------------------------
5.000 or Less                                   4                                $781,282                         0.37 %
5.001 - 6.000                                   76                            $15,974,517                         7.61
6.001 - 7.000                                   498                           $88,043,832                        41.97
7.001 - 8.000                                   481                           $71,244,988                        33.96
8.001 - 9.000                                   242                           $30,795,889                        14.68
9.001 - 10.000                                  28                             $2,678,668                         1.28
10.001 - 11.000                                 4                                $236,442                         0.11
11.001 - 12.000                                 1                                 $44,800                         0.02
----------------------------------------------------------------------------------------------------------------------
Total                                           1334                         $209,800,417                          100 %
----------------------------------------------------------------------------------------------------------------------

                                                          EXHIBIT 2

THE BANK OF NEW YORK                               Distribution Date:  6/25/04
101 Barclay St., 8 West
New York, NY 10286

Officer:    Courtney Bartholomew                   Countrywide Home Loans
            212-815-3236                          Asset-Backed Securities
Associate:  Annmarie Cassano                         Series 2003-BC5
            212-815-8318


                                       Certificateholder Monthly Distribution Summary

                                        Certificate                          Pass
                           Class            Rate          Beginning         Through        Principal        Interest
 Class      Cusip       Description         Type           Balance           Rate (%)     Distribution    Distribution

   1A     126671L79        Senior       Var-Act/360      95,589,922.44        1.400      5,828,764.86      115,238.96
  2A1     126671K54        Senior       Var-Act/360      64,037,368.94        1.240     17,218,243.97       68,377.68
  2A2     126671K62        Senior       Var-Act/360     214,375,000.00        1.450              0.00      267,671.01
   P      126671L95        Senior        Fix-30/360             100.00        0.000              0.00      593,450.67
   C      126671L87       Strip IO       Fix-30/360     429,002,292.88        0.000              0.00    1,731,295.40
   AR     126671M29        Senior        Fix-30/360               0.00        0.000              0.00            0.00

   M1     126671K70      Mezzanine      Var-Act/360      25,000,000.00        1.800              0.00       38,750.00
   M2     126671K88      Mezzanine      Var-Act/360       3,750,000.00        2.050              0.00        6,619.79
   M3     126671K96      Mezzanine      Var-Act/360       4,000,000.00        2.600              0.00        8,955.56
   M4     126671L20      Mezzanine      Var-Act/360       7,000,000.00        2.800              0.00       16,877.78
   M5     126671L38      Mezzanine      Var-Act/360       1,500,000.00        3.200              0.00        4,133.33
   M6     126671L46      Mezzanine      Var-Act/360       4,250,000.00        4.600              0.00       16,834.72
   B      126671L53        Junior       Var-Act/360       2,000,000.00        4.600              0.00        7,922.22

 Totals                                                 421,502,391.38                  23,047,008.83    2,876,127.12


                                           Current                           Cumulative
                            Total          Realized         Ending            Realized
 Class      Cusip       Distribution        Losses          Balance            Losses

   1A     126671L79      5,944,003.82         0.00       89,761,157.58           0.00
  2A1     126671K54     17,286,621.65         0.00       46,819,124.97           0.00
  2A2     126671K62        267,671.01         0.00      214,375,000.00           0.00
   P      126671L95        593,450.67         0.00              100.00           0.00
   C      126671L87      1,731,295.40         0.00      405,955,392.91           0.00
   AR     126671M29              0.00         0.00                0.00           0.00

   M1     126671K70         38,750.00         0.00       25,000,000.00           0.00
   M2     126671K88          6,619.79         0.00        3,750,000.00           0.00
   M3     126671K96          8,955.56         0.00        4,000,000.00           0.00
   M4     126671L20         16,877.78         0.00        7,000,000.00           0.00
   M5     126671L38          4,133.33         0.00        1,500,000.00           0.00
   M6     126671L46         16,834.72         0.00        4,250,000.00           0.00
   B      126671L53          7,922.22         0.00        2,000,000.00           0.00

 Totals                 25,923,135.95         0.00      398,455,382.55           0.00

THE BANK OF NEW YORK                               Distribution Date:  6/25/04
101 Barclay St., 8 West
New York, NY 10286

Officer:    Courtney Bartholomew                   Countrywide Home Loans
            212-815-3236                          Asset-Backed Securities
Associate:  Annmarie Cassano                         Series 2003-BC5
            212-815-8318


                                                Principal Distribution Detail

                           Original           Beginning          Scheduled                  Unscheduled         Net
                          Certificate        Certificate         Principal     Accretion     Principal       Principal
  Class       Cusip         Balance            Balance         Distribution    Principal    Adjustments    Distribution

   1A       126671L79    113,125,000.00      95,589,922.44     5,828,764.86           0           0.00     5,828,764.86
   2A1      126671K54    125,000,000.00      64,037,368.94    17,218,243.97           0           0.00    17,218,243.97
   2A2      126671K62    214,375,000.00     214,375,000.00             0.00           0           0.00             0.00
    P       126671L95            100.00             100.00             0.00           0           0.00             0.00
    C       126671L87    500,000,100.00     429,002,292.88             0.00           0           0.00             0.00
   AR       126671M29            100.00               0.00             0.00           0           0.00             0.00

   M1       126671K70     25,000,000.00      25,000,000.00             0.00           0           0.00             0.00
   M2       126671K88      3,750,000.00       3,750,000.00             0.00           0           0.00             0.00
   M3       126671K96      4,000,000.00       4,000,000.00             0.00           0           0.00             0.00
   M4       126671L20      7,000,000.00       7,000,000.00             0.00           0           0.00             0.00
   M5       126671L38      1,500,000.00       1,500,000.00             0.00           0           0.00             0.00
   M6       126671L46      4,250,000.00       4,250,000.00             0.00           0           0.00             0.00
    B       126671L53      2,000,000.00       2,000,000.00             0.00           0           0.00             0.00

 Totals                  500,000,200.00     421,502,391.38    23,047,008.83           0           0.00    23,047,008.83


                                Current         Ending              Ending
                               Realized      Certificate         Certificate
  Class       Cusip             Losses         Balance              Factor

   1A       126671L79             0.00     89,761,157.58         0.79346879627
   2A1      126671K54             0.00     46,819,124.97         0.37455299975
   2A2      126671K62             0.00    214,375,000.00         1.00000000000
    P       126671L95             0.00            100.00         1.00000000000
    C       126671L87             0.00    405,955,392.91         0.81191062344
   AR       126671M29             0.00              0.00         0.00000000000

   M1       126671K70             0.00     25,000,000.00         1.00000000000
   M2       126671K88             0.00      3,750,000.00         1.00000000000
   M3       126671K96             0.00      4,000,000.00         1.00000000000
   M4       126671L20             0.00      7,000,000.00         1.00000000000
   M5       126671L38             0.00      1,500,000.00         1.00000000000
   M6       126671L46             0.00      4,250,000.00         1.00000000000
    B       126671L53             0.00      2,000,000.00         1.00000000000

 Totals                           0.00    398,455,382.55

THE BANK OF NEW YORK                               Distribution Date:  6/25/04
101 Barclay St., 8 West
New York, NY 10286

Officer:    Courtney Bartholomew                   Countrywide Home Loans
            212-815-3236                          Asset-Backed Securities
Associate:  Annmarie Cassano                         Series 2003-BC5
            212-815-8318

                                                Interest Distribution Detail

               Beginning           Pass        Accrued         Cumulative                        Total
              Certificate        Through       Optimal           Unpaid         Deferred       Interest
   Class        Balance          Rate (%)      Interest         Interest        Interest          Due

    1A        95,589,922.44      1.400000    115,238.96             0.00          0.00       115,238.96
    2A1       64,037,368.94      1.240000     68,377.68             0.00          0.00        68,377.68
    2A2      214,375,000.00      1.450000    267,671.01             0.00          0.00       267,671.01
     P               100.00      0.000000          0.00             0.00          0.00             0.00
     C       429,002,292.88      0.000000          0.00             0.00          0.00             0.00
    AR                 0.00      0.000000          0.00             0.00          0.00             0.00

    M1        25,000,000.00      1.800000     38,750.00             0.00          0.00        38,750.00
    M2         3,750,000.00      2.050000      6,619.79             0.00          0.00         6,619.79
    M3         4,000,000.00      2.600000      8,955.56             0.00          0.00         8,955.56
    M4         7,000,000.00      2.800000     16,877.78             0.00          0.00        16,877.78
    M5         1,500,000.00      3.200000      4,133.33             0.00          0.00         4,133.33
    M6         4,250,000.00      4.600000     16,834.72             0.00          0.00        16,834.72
     B         2,000,000.00      4.600000      7,922.22             0.00          0.00         7,922.22

  Totals     421,502,391.38                  551,381.05             0.00          0.00       551,381.05


                       Net              Unscheduled
                   Prepayment            Interest         Interest
   Class         Int Shortfall          Adjustment          Paid

    1A                 0.00                 0.00       115,238.96
    2A1                0.00                 0.00        68,377.68
    2A2                0.00                 0.00       267,671.01
     P                 0.00                 0.00       593,450.67
     C                 0.00                 0.00     1,731,295.40
    AR                 0.00                 0.00             0.00

    M1                 0.00                 0.00        38,750.00
    M2                 0.00                 0.00         6,619.79
    M3                 0.00                 0.00         8,955.56
    M4                 0.00                 0.00        16,877.78
    M5                 0.00                 0.00         4,133.33
    M6                 0.00                 0.00        16,834.72
     B                 0.00                 0.00         7,922.22

  Totals               0.00                 0.00     2,876,127.12

THE BANK OF NEW YORK                               Distribution Date:  6/25/04
101 Barclay St., 8 West
New York, NY 10286

Officer:    Courtney Bartholomew                   Countrywide Home Loans
            212-815-3236                          Asset-Backed Securities
Associate:  Annmarie Cassano                         Series 2003-BC5
            212-815-8318


                                                 Current Payment Information
                                                     Factors per $1,000

                                       Original                Beginning Cert.
                                     Certificate                  Notional                Principal
  Class        Cusip                   Balance                     Balance              Distribution

    1A       126671L79              113,125,000.00              844.993789525         51.524993259
   2A1       126671K54              125,000,000.00              512.298951520        137.745951768
   2A2       126671K62              214,375,000.00            1,000.000000000          0.000000000
    P        126671L95                      100.00            1,000.000000000          0.000000000
    C        126671L87              500,000,100.00              858.004414159          0.000000000
    AR       126671M29                      100.00                0.000000000          0.000000000

    M1       126671K70               25,000,000.00            1,000.000000000          0.000000000
    M2       126671K88                3,750,000.00            1,000.000000000          0.000000000
    M3       126671K96                4,000,000.00            1,000.000000000          0.000000000
    M4       126671L20                7,000,000.00            1,000.000000000          0.000000000
    M5       126671L38                1,500,000.00            1,000.000000000          0.000000000
    M6       126671L46                4,250,000.00            1,000.000000000          0.000000000
    B        126671L53                2,000,000.00            1,000.000000000          0.000000000

  Totals                            500,000,200.00              843.004445558         46.093999222


                                          Ending Cert.              Pass
                         Interest          Notional               Through
  Class                Distribution         Balance              Rate (%)

    1A                1.018686957        793.468796266           1.400000
   2A1                0.547021436        374.552999752           1.240000
   2A2                1.248611111      1,000.000000000           1.450000
    P         5,934,506.700000000      1,000.000000000           0.000000
    C                 3.462590104        811.910623438           0.000000
    AR                0.000000000          0.000000000           0.000000

    M1                1.550000000      1,000.000000000           1.800000
    M2                1.765277778      1,000.000000000           2.050000
    M3                2.238888889      1,000.000000000           2.600000
    M4                2.411111111      1,000.000000000           2.800000
    M5                2.755555556      1,000.000000000           3.200000
    M6                3.961111111      1,000.000000000           4.600000
    B                 3.961111111      1,000.000000000           4.600000

  Totals              5.752251939        796.910446336

THE BANK OF NEW YORK
101 Barclay St., 8 West
New York, NY 10286

Officer:    Courtney Bartholomew                   Countrywide Home Loans
            212-815-3236                          Asset-Backed Securities
Associate:  Annmarie Cassano                         Series 2003-BC5
            212-815-8318




Pool Level Data

Distribution Date                                                                                                     6/25/04
Cut-off Date                                                                                                           9/1/03
Determination Date                                                                                                     6/1/04
Accrual Period 30/360                                Begin                                                             5/1/04
                                                     End                                                               6/1/04
Number of Days in 30/360 Accrual Period                                                                                    30

Accrual Period Actual Days                           Begin                                                            5/25/04
                                                     End                                                              6/25/04
Number of Days in Actual Accrual Period                                                                                    31

                                Collateral Information
                                ----------------------

Group 1
Cut-Off Date Balance                                                                                             125,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                                                109,413,628.27
Ending Aggregate Pool Stated Principal Balance                                                                   103,584,890.94

Beginning Aggregate Loan Count                                                                                              749
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                              32
Ending Aggregate Loan Count                                                                                                 717

Beginning Weighted Average Loan Rate (WAC)                                                                            7.241408%
Ending Weighted Average Loan Rate (WAC)                                                                               7.238949%

Beginning Net Weighted Average Loan Rate                                                                              6.364131%
Ending Net Weighted Average Loan Rate                                                                                 6.352242%

Weighted Average Maturity (WAM) (Months)                                                                                    331

Servicer Advances                                                                                                     61,692.67

Aggregate Pool Prepayment                                                                                          5,488,398.10
Pool Prepayment Rate                                                                                                46.1809 CPR


Group 2
-------
Cut-Off Date Balance                                                                                             375,000,000.00



                                                           Page 1

THE BANK OF NEW YORK
101 Barclay St., 8 West
New York, NY 10286

Officer:    Courtney Bartholomew                   Countrywide Home Loans
            212-815-3236                          Asset-Backed Securities
Associate:  Annmarie Cassano                         Series 2003-BC5
            212-815-8318

Group 2
-------

Beginning Aggregate Pool Stated Principal Balance                                                                319,588,664.61
Ending Aggregate Pool Stated Principal Balance                                                                   302,370,501.97

Beginning Aggregate Loan Count                                                                                             2068
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                              93
Ending Aggregate Loan Count                                                                                                1975


Beginning Weighted Average Loan Rate (WAC)                                                                            7.243544%
Ending Weighted Average Loan Rate (WAC)                                                                               7.237476%

Beginning Net Weighted Average Loan Rate                                                                              6.401250%
Ending Net Weighted Average Loan Rate                                                                                 6.399572%

Weighted Average Maturity (WAM) (Months)                                                                                    343

Servicer Advances                                                                                                    172,658.23

Aggregate Pool Prepayment                                                                                         16,430,522.88
Pool Prepayment Rate                                                                                                47.0048 CPR




Certificate Account

Beginning Balance                                                                                                          0.00

Deposit
Payments of Interest and Principal                                                                                25,618,250.90
Liquidation Proceeds                                                                                                       0.00
All Other Proceeds                                                                                                         0.00
Other Amounts                                                                                                              0.00
                                                                                                                  -------------
Total Deposits                                                                                                    25,618,250.90


Withdrawals
Reimbursement of Servicer Advances                                                                                         0.00
Payment of Master Servicer Fees                                                                                      163,933.66

                                                           Page 2


THE BANK OF NEW YORK
101 Barclay St., 8 West
New York, NY 10286

Officer:    Courtney Bartholomew                   Countrywide Home Loans
            212-815-3236                          Asset-Backed Securities
Associate:  Annmarie Cassano                         Series 2003-BC5
            212-815-8318


Payment of Sub Servicer Fees                                                                                               0.00
Payment of Other Fees                                                                                                      0.00
Payment of Insurance Premium(s)                                                                                            0.00
Payment of Personal Mortgage Insurance                                                                               123,844.40
Other Permitted Withdrawal per the Pooling and Service Agreement                                                           0.00
Payment of Principal and Interest                                                                                 25,923,135.95

Total Withdrawals                                                                                                 26,210,914.01

Ending Balance                                                                                                      -592,663.11


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                             14,817.30
Compensation for Gross PPIS from Servicing Fees                                                                       14,817.30
Other Gross PPIS Compensation                                                                                              0.00
                                                                                                                      ---------

Total Net PPIS (Non-Supported PPIS)                                                                                        0.00


Master Servicing Fees Paid                                                                                           163,933.66
Insurance Premium(s) Paid                                                                                                  0.00
Personal Mortgage Insurance Fees Paid                                                                                123,844.40
Other Fees Paid                                                                                                            0.00
                                                                                                                     ----------

Total Fees                                                                                                           287,778.05

                                Delinquency Information
                                -----------------------

Group 1
-------

Delinquency                             30-59 Days           60-89 Days                 90+ Days                         Totals
-----------                             ----------           ----------                 --------                         ------
Scheduled Principal Balance           3,759,183.29           747,594.54               983,852.79                   5,490,630.62
Percentage of Total Pool Balance         3.629085%            0.721722%                0.949803%                      5.300610%
Number of Loans                                 25                    5                        9                             39
Percentage of Total Loans                3.486750%            0.697350%                1.255230%                      5.439331%


                                                           Page 3


THE BANK OF NEW YORK
101 Barclay St., 8 West
New York, NY 10286

Officer:    Courtney Bartholomew                  Countrywide Home Loans
            212-815-3236                          Asset-Backed Securities
Associate:  Annmarie Cassano                         Series 2003-BC5
            212-815-8318


Foreclosure
-----------

Scheduled Principal Balance                   0.00                 0.00                     0.00                           0.00
Percentage of Total Pool Balance         0.000000%            0.000000%                0.000000%                      0.000000%
Number of Loans                                  0                    0                        0                              0
Percentage of Total Loans                0.000000%            0.000000%                0.000000%                      0.000000%

Bankruptcy

Scheduled Principal Balance                   0.00                 0.00                     0.00                           0.00
Percentage of Total Pool Balance         0.000000%            0.000000%                0.000000%                      0.000000%
Number of Loans                                  0                    0                        0                              0
Percentage of Total Loans                0.000000%            0.000000%                0.000000%                      0.000000%

REO

Scheduled Principal Balance                   0.00                 0.00                     0.00                           0.00
Percentage of Total Pool Balance         0.000000%            0.000000%                0.000000%                      0.000000%
Number of Loans                                  0                    0                        0                              0
Percentage of Total Loans                0.000000%            0.000000%                0.000000%                      0.000000%

Book Value of all REO Loans                                                                                               0.00
Percentage of Total Pool Balance                                                                                     0.000000%

Current Realized Losses                                                                                                   0.00
Additional Gains (Recoveries)/Losses                                                                                      0.00
Total Realized Losses                                                                                                26,617.65

Group 2
-------

Delinquency                             30-59 Days           60-89 Days                 90+ Days                         Totals
-----------                             ----------           ----------                 --------                         ------

Scheduled Principal Balance          10,694,205.41         3,018,482.03             5,113,844.37                  18,826,531.81
Percentage of Total Pool Balance         3.536789%            0.998273%                1.691251%                      6.226312%
Number of Loans                                 68                   17                       34                            119
Percentage of Total Loans                3.443038%            0.860759%                1.721519%                      6.025316%

Foreclosure
-----------

Scheduled Principal Balance                   0.00                 0.00                     0.00                           0.00
Percentage of Total Pool Balance         0.000000%            0.000000%                0.000000%                      0.000000%
Number of Loans                                  0                    0                        0                              0
Percentage of Total Loans                0.000000%            0.000000%                0.000000%                      0.000000%

                                                           Page 4


THE BANK OF NEW YORK
101 Barclay St., 8 West
New York, NY 10286

Officer:    Courtney Bartholomew                   Countrywide Home Loans
            212-815-3236                          Asset-Backed Securities
Associate:  Annmarie Cassano                         Series 2003-BC5
            212-815-8318


Bankruptcy
----------

Scheduled Principal Balance                   0.00                 0.00                     0.00                           0.00
Percentage of Total Pool Balance         0.000000%            0.000000%                0.000000%                      0.000000%
Number of Loans                                  0                    0                        0                              0
Percentage of Total Loans                0.000000%            0.000000%                0.000000%                      0.000000%

REO

Scheduled Principal Balance                   0.00                 0.00                     0.00                           0.00
Percentage of Total Pool Balance         0.000000%            0.000000%                0.000000%                      0.000000%
Number of Loans                                  0                    0                        0                              0
Percentage of Total Loans                0.000000%            0.000000%                0.000000%                      0.000000%

Book Value of all REO Loans                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                                    0.00
Additional Gains (Recoveries)/Losses                                                                                      12.50
Total Realized Losses                                                                                                    466.61




                        Reserve Fund Information
                        ------------------------


Principal Reserve Fund
----------------------

Beginning Balance                                                                                                        100.00
Deposits                                                                                                                   0.00
Accrued Interest                                                                                                           0.00
Withdrawals                                                                                                                0.00
Ending Balance                                                                                                           100.00



                        Subordination Detail
                        --------------------

Overcollateralization Amount                                                                                       7,500,110.36
Overcollateralization Target Amount                                                                                7,500,110.36

                                                           Page 5


THE BANK OF NEW YORK
101 Barclay St., 8 West
New York, NY 10286

Officer:    Courtney Bartholomew                  Countrywide Home Loans
            212-815-3236                          Asset-Backed Securities
Associate:  Annmarie Cassano                         Series 2003-BC5
            212-815-8318


Subordination Detail
--------------------

Has Trigger Event Occurred                                                                                                   YES

                        Miscellaneous Details
                        ---------------------

Group 1 Prepayment Penalties                                                                                          158,800.91
Group 2 Prepayment Penalties                                                                                          434,649.76

MGIC Mortgage Insurance Due                                                                                           123,844.40


                                                           Page 6